EXHIBIT 99.6

JOINT FILING AGREEMENT

Dated: July 5, 2022

The undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common shares, par value $0.01 per share, of Eneti Inc., a corporation organized under the laws of the Republic of the Marshall Islands, is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that this Joint Filing Agreement shall be included as an Exhibit to the Schedule 13D. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

Date:  July 5, 2022

MARUBENI CORPORATION

By:	/s/ Hiroshi Tachigami
Name:	Hiroshi Tachigami
Title:	General Manager Off-Shore Wind & Domestic Renewable Energy Dept.

JAPAN OFFSHORE WIND POWER LLC

By:	/s/ Hiroshi Tachigami
Name:	Hiroshi Tachigami
Title:	Director

MITSUI O.S.K. LINES, LTD.

By:	Masayuki Sugiyama
Name:	Masayuki Sugiyama
Title:	General Manager, Wind Power Projects Units

MOL OFFSHORE ENERGY LIMITED

By:	Masayuki Sugiyama
Name:	Masayuki Sugiyama
Title:	Director